Exhibit 1A-3.02

Delaware The First State .I, · JEJ!i"FRE"Jt W. BUL.t.OCK, SECRE'l'ARY OF S'l'ATE OF '1'H1!: S1'ATE OF DELAWAR&', DO HEREBY CER!l'IFY THE AT'l'ACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENI1HEN'l' OF "XCPCNL BUSINESS SERVICES CORPO.RA1'ION'', FILED IN 'nlIS OFFICE ON THE S1ZVI!:N'.r1CEN' DAY OF OCro.Bi:R, A.D. 2018, AT 2:38 O'CLOCK P.M. Page 1 A FILED COPY OF fflIS CERTIFICATE HA$ BEEN FORWARDED XO THE N1CW CASTLE COUNTY RECORDER OF DEEDS. 3976941 8100 SR# 20187187280 You may verify this certificate onllne at corp.delaware.gov/authver.shtml Authentication: 203632310 Date: 10-17-18 Stite of Delaware Secretary ot State Dhiuo• of Corporations Dellrered 02:33 PM 10/17/2018 11LED 0l:38PM 10i1712018 SR 20187187280 - File Numbrr 3976941 STATE OF DELAWARE CERTIFICATE OF AMENDMENT TO CERTJFICATE OF DESIGNATION OF PREFERENCES. RIGHTS, AND LIMITATIONS OF SERIES A PREFERRED STOCK XCPCNL Business Services Corporation, a corpc:,ration organized and existing under and by virtue of the General Corporation Law of the State of Delaware, docs hereby certify: FIRST: That pursuant to a unanimous written resolution of the Board of Directors of XCPCNL Business Services Corporation in accordance with Section 141 of the General Corporation Law of the State of Delaware, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Designation of Preferences. Rights, and Limitations of Series A Preferred Stock of said eorporatiollt declaring said arttendment to be advisable and refcning con..-;ideration thereof to the stockholders of said corporation. The resolution setting forth the proposed amendment is as follows: RESOLVED, that the Certificate of Designation of Preferences, Rights, and Limitations of Series A Prefem:d Stock of this corporation be amended to effect a forward split of the issued and outstanding A Preferred Stock of the corporation on a three for one (3/1) bas.is. The number of authorized shares of Series A Preferred Stock will not be changed by this amendment SECOND: Tbat thereafter. p\11'SU1Ult to resolution of its Board of Di rectors. a written consent of a n14jority of the stockholders of said corporation was obtained in accordance with Section 228 of the General Corporation Law of the State of Delaware, pursuant to which a total of S3,S 19.000 votes, constituting 87.27% of the votes entitled to be cast on the action, were voted in favor of the Amendment. THIRD: That thereafter, pursuant to resolution of its Board of Directors, a written consent of all of the Series A Preft:n-ed stockholders of said corporation was obtained in ·accordance with Section 228 of the Genei:al Cotion Law of the State of Delaware, pursuant to which a total of 1,625 s·crics A Preferred Shares, constituting lOOo/4 of the Series A Preferred Shares entitled to vote on the action, were voted in favor of the Amendment FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Cocporation Law of the State of Delaware. IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 27th day of September, 2018.